Exhibit 5.1

August 21, 2017

Digital Ally, Inc.

Attn: Stanton E. Ross

9705 Loiret Boulevard

Lenexa, KS 66219

Re: Amended and Restated 2015 Stock Option and Restricted Stock Plan

Ladies and Gentlemen:

I am providing this opinion in connection with the registration statement of Digital Ally, Inc. (the “Company”) on Form S-8 (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended (the “Act”), with respect to the proposed issuance by the Company of up to an aggregate of 500,000 additional shares of common stock, par value $0.001 per share, of the Company (the “Shares”) under the Amended and Restated 2015 Stock Option and Restricted Stock Plan (the “2015 Amended Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

I have examined (i) the Registration Statement; (ii) the Company’s Articles of Incorporation, as amended to date; (iii) the Bylaws of the Company, as amended to date; (iv) the 2015 Amended Plan; (v) the corporate proceedings relating to the Registration Statement and the transactions contemplated thereby; and (vi) such other documents and records as I have deemed necessary in order to render this opinion. In rendering this opinion, I have relied as to certain factual matters on certificates of officers of the Company and of state officials.

In rendering the opinion set forth below, I have assumed that: (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by me had authority to sign in such capacity; and (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws.

I have also assumed that, with respect to proposed issuances under the 2015 Amended Plan, each award agreement setting forth the terms of each grant of options or other awards under the 2015 Amended Plan is consistent with the 2015 Amended Plan and has been duly authorized and validly executed and delivered by the parties thereto.

I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Nevada, and I do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon and subject to the foregoing, I am of the opinion that:

1. When (i) the Registration Statement becomes effective under the Act; (ii) if issued in physical form, certificates representing the Shares have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent for the Company’s common stock has been issued by said transfer agent, and (iii) such Shares have been delivered and paid for in accordance with the terms and conditions of the 2015 Amended Plan for consideration constituting lawful consideration under Nevada law, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

I consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to any and all references to me in the prospectus which is a part of the Registration Statement. In the giving of my consent, I do not admit that I am an “expert” within the meaning of Section 11 of the Act, or that I come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Christian J. Hoffmann, III

Securities Counsel

Digital Ally, Inc.